SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only(as permitted by
       Rule 14a-6(3)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c ) or
       Section 240.14a-12

                           Edison Control Corporation
                           --------------------------
                (Name of Registrant as Specified in its Charter)

                           ---------------------------
     (Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form Schedule or  Registration Statement No.:

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       4)  Date Filed:

                           EDISON CONTROL CORPORATION
                               777 MARITIME DRIVE
                                  P.O. BOX 308
                         PORT WASHINGTON, WI 53074-0308

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  May 31, 2001

TO THE SHAREHOLDERS OF EDISON CONTROL CORPORATION

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Edison Control Corporation (the "Company") which will be held on Thursday, May 31, 2000 at 9:00 A.M. Central Time, at the American Club on Highland Drive in Kohler, WI 53044.

The meeting and any adjournment thereof will consider and take action upon the following matters:

     (1) To elect seven directors to serve until the next annual meeting of shareholders; and
     (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 13, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE YOUR OWN SHARES.

By order of the Board of Directors,


/s/ Jay R. Hanamann
Jay R. Hanamann
Secretary


Port Washington, WI
April 26, 2001

                           EDISON CONTROL CORPORATION
                           --------------------------

                                 PROXY STATEMENT
                                 ---------------

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                  May 31, 2001


This Proxy Statement is first being mailed to shareholders on or about April 26, 2001 in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Edison Control Corporation (the "Company"), to be held on May 31, 2001 at 9:00 A. M. Central Time, at the American Club on Highland Drive in Kohler, WI 53044 or at any adjournments or postponements thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Each proxy when properly executed and returned by a shareholder and not revoked will be voted in accordance with the shareholder's instructions thereon. Any proxy may be revoked at any time before it is voted at the meeting by providing the Secretary of the Company with notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, a proxy will be voted "For" the election of all nominees for directors and otherwise in accordance with the best judgment of the proxy named in the proxy card. The persons named as proxies intend to vote in accordance with their discretion on any other matters which may properly come before the Annual Meeting. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and vote. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person if they so desire.

Only holders of record of the Company's Common Stock, $.01 par value, at the close of business April 13, 2001 are entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 2,365,223 shares of Common Stock of the Company. Each outstanding share is entitled to one vote at the Annual Meeting.

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 2001, the number of shares of Common Stock beneficially owned by (i) each director of the Company (including nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock.

Name and Address of                   Number of Shares           Percent
Beneficial Owner                           Owned                 of Class
----------------                           -----                 ---------

Robert L. Cooney                             42,500(1)               1.8%

John J. Delucca                              33,000                  1.4%

Norman Eig                                   20,000                   .8%

William B. Finneran                       1,650,138(2)(7)           57.6%

Jay R. Hanamann                              81,944(3)               3.4%

Alan J. Kastelic                            163,889(4)               6.7%

Mary E. McCormack                           200,000(5)               7.8%

William C. Scott                             25,000(1)               1.0%

All directors and executive
officers as a group (8 in number)         2,216,471(6)              68.0%

Cramer Rosenthal McGlynn, Inc.              215,000(7)               9.1%
520 Madison Avenue
New York, NY 10022

EDCO Partners LLLP                          195,053(7)               8.2%
4605 Denice Drive
Englewood, CO 80111

     ---------------
(1) Includes a currently exercisable stock option to purchase 25,000 shares of Common Stock.
(2) Includes a warrant to purchase 500,000 shares of Common Stock and 4,760 shares owned by two Uniform Gifts to Minors Act accounts, each for the benefit of one of Mr. Finneran's children. Mr. Finneran disclaims beneficial ownership of the 4,760 shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.
(3) Includes a currently exercisable stock option to purchase 48,611 shares of Common Stock.
(4) Includes a currently exercisable stock option to purchase 97,222 shares of Common Stock.
(5) Includes a currently exercisable stock option to purchase 200,000 shares of Common Stock.
(6) Includes currently exercisable stock options and warrants, which in aggregate are exercisable for 895,833 shares of Common Stock.
(7) Based on information set forth in the indicated party's Schedule 13D or 13G as filed with the Securities and Exchange Commission and the Company.

                              ELECTION OF DIRECTORS

General
-------
Assuming the presence of a quorum, the favorable vote of the holders of a plurality of the shares of the Company's common stock present and voting at the Annual Meeting for the election of each nominee is required for his or her election. For this purpose, "plurality" means the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Therefore, any shares of Common Stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors at the Annual Meeting.

The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at seven. The shares represented by proxies submitted will be voted for the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the Company's next annual meeting of shareholders or until their respective successors are duly elected. If any nominee is unable to serve as a director prior to the Annual Meeting, then all submitted proxies will be voted for a substitute nominee selected by the Board and the others named below, unless authority to vote for such replaced director or all directors was withheld.

                                                             Director
Name                     Company Office(s)                    Since       Age
----                     -----------------                    -----       ---
William B. Finneran      Chairman of the Board                1991         60
                         and Director

Robert L. Cooney         Director(2)                          1997         67

John J. Delucca          Director(1)                          1991         57

Alan J. Kastelic         Director                             1997         57
                         President and Chief Executive
                         Officer of Edison Control Corporation

Mary E. McCormack        Director(1)                          1995         47

William C. Scott         Director(2)                          1997         66

Norman Eig               Director(2)                          1999         60

------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

William B. Finneran is a Managing Director of First Union Securities, an investment-banking firm. Prior to joining First Union in 1999, Mr. Finneran was a Managing Director at CIBC Oppenheimer Corp. and had been employed with them since 1972. Mr. Finneran is a Director of National Planning Association, a non-profit advisory board and Covenant House, a non-profit charitable institution. Mr. Finneran also serves on the Board of Operation Smile and Villanova University.

Robert L. Cooney is a Partner of Cooney, Schroeder & Co., a consulting firm which he co-founded in February 1997. Mr. Cooney was a Managing Director-Equity Capital Markets at Credit Suisse First Boston from 1977 to January 1997. Mr. Cooney also serves as a director of Hoenig Group Inc., a Nasdaq-listed global securities brokerage firm located in Rye Brook, New York and Equity One, Inc., a NYSE-listed real estate investment trust located in Miami, Florida.

John J. Delucca is Executive Vice President, Finance and Administration, and CFO of Coty, Inc., a cosmetics and fragrance company. Previously, Mr. Delucca served as Senior Vice President and Treasurer of RJR Nabisco from September 1993 to December 1998, Chief Financial Officer of the Hascoe Association, a private investment company from January 1991 to September 1993, President and Chief Financial Officer for The Lexington Group from October 1990 to January 1991, Senior Vice President of Finance and Managing Director of the Trump Group from May 1988 to October 1990, and Senior Vice President of Finance for International Controls Corporation from April 1986 to May 1988. In addition, Mr. Delucca is a director of Enzo Biochem, Inc., a genetic research/testing company and Elliot Company, a manufacturer of turbines and related equipment.

Norman Eig is Vice-Chairman of Lazard LLC and has over 33 years of investment experience. Prior to joining Lazard in 1982, Mr. Eig served as a General Partner of Oppenheimer & Company and as a Managing Director of Oppenheimer Capital Corp. Mr. Eig has a M.B.A. from Columbia University Graduate School of Business and a B.S. from Ohio State University.

Alan J. Kastelic was appointed President and Chief Executive Officer of Edison Control Corporation in June 1998 and President and Chief Executive Officer of Construction Forms, Inc. in June 1996 when Construction Forms, Inc. was acquired by the Company. Mr. Kastelic had previously been Executive Vice President and Chief Operating Officer of Construction Forms, Inc. which he joined in 1977. Prior to joining Construction Forms, Mr. Kastelic was Manufacturing Manager at Badger Dynamics and Chief Cost Accountant, Material Control Manager and Manager of Manufacturing at the PCM division of Koehring Corporation.

Mary E. McCormack is Director of Acquisitions of McCann-Erickson Worldwide. Prior to joining McCann, she was Director of Acquisitions of The Hertz Corporation. She was President and Chief Executive Officer of Edison Control Corporation from February 1995 to February 1998. Prior to working with the Company, Ms. McCormack was a Managing Director of Beechtree Capital Partners, Inc., a boutique merchant banking firm, which she co-founded in 1989. From 1983 to 1989, she served in a variety of capacities for the investment banking and brokerage firm of Advest, Inc., most recently as Vice President-Corporate Finance. Ms. McCormack is a Director of Star International Holdings, Inc., a manufacturer of commercial cooking appliances.

William C. Scott was the Chairman and Chief Executive Officer of Panavision Inc. from 1988 to 1999, the leading designer and manufacturer of high-precision film camera systems for the motion picture and television industries. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc., a manufacturer of industrial products. Prior to 1972 Mr. Scott was a Group Vice President of Cordura Corporation (a business information company) for three years and Vice President of Booz, Allen & Hamilton (a management-consulting firm) for five years. He is currently a director of Panavision Inc. and of Vari-Lite, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL DIRECTOR NOMINEES SET FORTH ABOVE.


Committees, Meetings and Attendance
-----------------------------------
The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee; the Board as a whole performs this function.

The Audit Committee, which met three times during the year ended January 31, 2001, performs various functions as outlined in the Audit Committee Charter which is attached to this Proxy Statement as Appendix A.

The Compensation Committee, which met three times during the year ended January 31, 2001, establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans and responds to Securities and Exchange Commission requirements on compensation committee reports.

The Board of Directors of the Company held three meetings during the year ended January 31, 2001. Each director who was a director during the year ended January 31, 2001 attended the meeting of the Board of Directors and committees on which he or she serves, except that Ms. McCormack and Mr. Eig were absent from one of the Board and Committee meetings.


Audit Committee Report
----------------------
In accordance with the written Audit Committee Charter (the "Charter") adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. Each of the three members of the Audit Committee is independent as that term is defined by the Nasdaq listing standards. A copy of the Charter is attached to this Proxy Statement as Appendix A.

The Audit Committee members reviewed and discussed the audited financial statements for fiscal year 2000 with management. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61, as amended, with the Company's independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"). The Audit Committee received a written disclosure and letter from Deloitte & Touche as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report to shareholders and Form 10-K to be filed with the Securities and Exchange Commission.

The foregoing report has been approved by all members of the Audit Committee.

EDISON CONTROL CORPORATION
AUDIT COMMITTEE

Robert L. Cooney
Norman Eig
William C. Scott

Director Compensation
---------------------
Directors who are not executive officers of the Company each receive an annual retainer of $15,000. Directors of the Company do not receive additional compensation for attendance at Board of Director meetings or committee meetings. Mr. Finneran, Chairman of the Board, is not a full time employee of the Company; however, he has devoted considerable time to portfolio management, the search for acquisitions and consideration of the Company's current business operation. For fiscal 2000, Mr. Finneran received compensation of $112,000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------
The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the other named executive who earned in excess of $100,000 in fiscal 2000, as well as the total compensation paid to each named executive for the Company's two previous fiscal years:

                                                            Other Annual
Name and                                                      Compen-              Options
Principal Position       Year    Salary($)     Bonus($)       sation($)         Granted(shares)
------------------       ----    ---------     --------       ---------         ---------------
Alan J. Kastelic         2000    185,000       130,000         5,250 (1)              -0-
President and Chief      1999    176,000        90,000         5,000 (1)              -0-
Executive Officer        1998    170,000        80,000         5,000 (1)              -0-

Jay R. Hanamann          2000    105,500        97,000         4,875 (1)              -0-
Secretary, Treasurer     1999    100,000        57,000         4,500 (1)              -0-
and Chief Financial      1998    100,000        50,000         4,481 (1)              -0-
Officer

---------------
(1) Represents the Company matching amount to the 401(k) Plan.

Option Grants in Last Fiscal Year
---------------------------------
The Company did not grant options to any of the named executive officers during the year ended January 31, 2001.

Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values
-----------------------------------------------------------------
The following table summarizes options exercised during fiscal 2000 and presents the value of unexercised options held by the named executive officers at January 31, 2001. No options were exercised in fiscal 2000 by the named executive officers.
                                           Number of              Value of
                                       unexercised options   unexercised options
                   Shares                at fiscal year        at fiscal year
                  acquired    Value       end (shares)             end ($)
                     on      realized   Exercisable (E)/      Exercisable (E)/
Name              exercise     ($)      Unexercisable (U)     Unexercisable (U)
----              --------     ---      ----------------      -----------------
Jay R. Hanamann      -0-         -0-         48,611 E            145,833 E(1)

Alan J. Kastelic     -0-         -0-         97,222 E            291,666 E(1)

--------------------
(1) Value was calculated by subtracting the respective option exercise price from the fair market value of the Common Stock on January 31, 2001, which was the closing sale price of $6.00 per share as reported by Nasdaq.

Benefit Plans
-------------

The Company has a noncontributory defined benefit pension plan covering substantially all full-time employees. The plan provides for benefits based on years of service and compensation. In December 2000, the Company amended the pension plan. The amendment specifically ceased accrual of benefits as of December 31, 2000 and terminated the plan effective February 28, 2001. In February 2001, the Board of Directors authorized the allocation of excess plan assets to the participants. The Company plans to distribute the benefits to participants during the year ended January 31, 2002. Mr. Kastelic and Mr. Hanamann are participants in the plan.

The Company also has a retirement savings and thrift plan (401(k) plan) covering substantially all of its employees. For each employee contribution to the 401(k) plan of up to 6% of the employee's compensation for a year, the Company matches one-half of the employees' 401(k) contribution.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports concerning the ownership of the Company's Common Stock with the Securities and Exchange Commission and the Company. Based solely upon the information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended January 31, 2001 all of its directors and officers complied with the
Section 16(a) filing requirements.

Agreements with Named Executive Officers
----------------------------------------

In connection with the Company's acquisition of Construction Forms, Inc. ("ConForms") in June 1996, ConForms entered into an Employment Agreement with Alan J. Kastelic, pursuant to which ConForms agreed to employ Mr. Kastelic as the President and Chief Executive Officer of ConForms until June 30, 1998. Mr. Kastelic is also the President and Chief Executive Officer of the Company. The term of Mr. Kastelic's Employment Agreement is automatically renewed for successive one-year periods thereafter unless notice is given of non-renewal at least 30 days prior to the end of the then current term or unless earlier terminated in accordance with the provisions of the Employment Agreement. Under this Employment Agreement, Mr. Kastelic is entitled to receive a minimum base salary $147,000 per year and certain minimum performance bonuses and other benefits. If Mr. Kastelic's employment is terminated by the Company other than by reason of death, disability or cause or by Mr. Kastelic for good reason, then Mr. Kastelic is entitled to continue to receive his base salary and benefits for a period of twelve months. Mr. Kastelic's Employment Agreement also contains a covenant not to compete that is in effect during the term of his employment and during any period during which he receives severance compensation thereafter.

Also in connection with the Company's acquisition of ConForms in June 1996, ConForms entered into an Employment Agreement with Jay R. Hanamann, pursuant to which ConForms agreed to employ Mr. Hanamann as the Chief Financial Officer, Secretary and Treasurer of ConForms until June 30, 1998. Mr. Hanamann is also the Chief Financial Officer, Secretary and Treasurer of the Company. The term of Mr. Hanamann's Employment Agreement is automatically renewed for successive one-year periods thereafter unless notice is given of non-renewal at least 30 days prior to the end of the then current term or unless earlier terminated in accordance with the provisions of the Employment Agreement. Under this Employment Agreement, Mr. Hanamann is entitled to receive a minimum base salary $84,000 per year and certain minimum performance bonuses and other benefits. If Mr. Hanamann's employment is terminated by the Company other than by reason of death, disability or cause or by Mr. Hanamann for good reason, then Mr. Hanamann is entitled to continue to receive his base salary and benefits for a period of twelve months. Mr. Hanamann's Employment Agreement also contains a covenant not to compete that is in effect during the term of his employment and during any period during which he receives severance compensation thereafter.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

The Compensation Committee of the Board of Directors is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee has prepared the following report for fiscal year 2000.

The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success. The overall objectives of this strategy are to attract and retain qualified executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through the use of equity-based compensation plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

The key elements of the Company's executive compensation program consist of base salary, annual bonus opportunity and grants of stock options. A general description of the Company's compensation program, including the basis for the compensation awarded to the Company's Executive Officer for fiscal 2000, are discussed below.

Base Salary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in manufacturing companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer's salary to the market competitive levels for comparable positions, and the Company's performance. The base salaries paid to the named executive officers, Alan J. Kastelic and Jay R. Hanamann, are also based on their Employment Agreements. See above under "Agreements with Named Executive Officers."

Annual Bonus. The Company's executive officers are eligible for annual cash bonus awards under the Company's compensation program. In determining annual bonuses for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution and the Company's performance. The bonuses paid to the named executive officers, Alan J. Kastelic and Jay R. Hanamann, are also based on their Employment Agreements. See above under "Agreements with Named Executive Officers."

Stock Options. The Company's 1999 Equity Incentive Plan is designed to encourage and create ownership of Company Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The 1999 Equity Incentive Plan is designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value.

Stock options under the 1999 Equity Incentive Plan will be granted with an exercise price equal to the market value of the Common Stock on the date of grant. Vesting schedules will be designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company's employ.

No named executive officer was granted stock options during fiscal 2000. The Compensation Committee may grant stock options to key executive officers in fiscal 2001 based upon individual performance criteria.

Chief Executive Officer Compensation. During fiscal 2000, the Company's Chief Executive Officer, Alan J. Kastelic, was paid a salary of $185,000 and awarded a bonus of $130,000. In evaluating Mr. Kastelic's performance during fiscal 2000, the Compensation Committee considered the Company's overall financial performance and the achievement of long-term objectives of the Company.

Section 162(m) Limitation. Other than with respect to shareholder approved stock options and warrants, the Compensation Committee does not anticipate taking any action to conform the Company's executive compensation policies with Section 162(m) of the Internal Revenue Code.

EDISON CONTROL CORPORATION
COMPENSATION COMMITTEE

John J. Delucca
Mary E. McCormack

                             STOCK PERFORMANCE GRAPH

The graph in Appendix B and the table below set forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five fiscal years ended January 31, 2001, as well as an overall stock market index (S&P 500 Index) and the Company's peer group indice for the periods covered (S & P Diversified Manufacturers Index).

                                               Annual Return Percentage
                                                    Years Ending
   Company/Index                      Jan97    Jan98    Jan99    Jan00   Jan01
   -------------                      -----    -----    -----    -----   -----
   Edison Control Corporation         -5.26    -5.56    64.71    33.93   -36.00
   S&P 500 Index                      26.34    26.91    32.49    10.35    -0.90
   Manufacturing(Divers)-500          32.34    17.37    18.41    16.42    26.95

                                  Base          Indexed Returns
                                  Period          Years Ending
   Company/Index                  Jan96   Jan97   Jan98  Jan99   Jan00    Jan01
   -------------                  -----   -----   -----  -----   -----    -----
   Edison Control Corporation     100     94.74   89.47  147.37  197.37   126.32
   S&P 500 Index                  100    126.34  160.34  212.43  234.41   232.30
   Manufacturing(Divers)-500      100    132.34  155.33  183.92  214.12   271.83

   Note:  Table prepared by Standard & Poor's Compustat Custom Business Unit.

                                     GENERAL

Proposals of shareholders intended to be presented at, and included in, the Company's proxy materials for the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received at the principal office of the Company no later than January 31, 2002. If the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to April 4, 2002, then the notice will be considered untimely, and the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

The Annual Report of the Company for the fiscal year ended January 31, 2001, including financial statements (the "Annual Report"), and the Company's Annual Report on Form 10-K (without exhibits) were mailed to shareholders, together with this Proxy Statement, on or about April 26, 2001. No part of such Annual Report shall be regarded as proxy soliciting material or a communication by means of which any solicitation was being or is to be made.

Deloitte & Touche, which firm has served as auditor for the Company's fiscal year ended January 31, 2001, has indicated that it expects to have a representative present at the Annual Meeting. The representative will be afforded the opportunity to make a statement, if he desires, and will be available for appropriate shareholder questions.

Audit Fees
----------
Deloitte & Touche was paid $47,600 by the Company for Deloitte & Touche's audit of the Company's annual financial statements and review of the Company's unaudited quarterly financial statements for the fiscal year ended January 31, 2001.

Financial Information Systems Design and Implementation Services Fees
---------------------------------------------------------------------
Deloitte & Touche did not provide such services for the fiscal year ended January 31, 2001.

All Other Fees
--------------
Deloitte & Touche was paid approximately $25,000 by the Company for all other services (other than for fees paid for the services described above) provided to the Company by Deloitte & Touche for the fiscal year ended January 31, 2001.

The Audit Committee believes that the provision of the services described above under the caption All Other Fees are compatible with Deloitte & Touche maintaining its independence.

The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy material to their principals.

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the meeting, but if any other matters properly come before the meeting, it is intended that the persons voting the proxy will vote the shares represented thereby in accordance with their best judgment.

It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States.

By Order of the Board of Directors,


/s/ Jay R. Hanamann
Jay R. Hanamann
Secretary
April 26, 2001

                                                                      Appendix A
                                                                      ----------
                           EDISON CONTROL CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                     PURPOSE


The primary purpose of the Audit Committee is to provide independent and objective oversight of the accounting functions and internal controls of the Company, to assure the objectivity of the Company's financial statements, to review its financial condition, to approve major financial commitments and to review and advise the Board with respect to the Company's other financial- and audit- related policies.

                                    FUNCTIONS

The Audit Committee will perform the following functions:


1. Independent Accountants. Recommend to the Board a firm to be employed by the Company as its independent auditors.

2. Plan of Audit. Consult with the independent auditors regarding the plan of audit. The committee also will review with the independent auditors their report on the audit and review with management the independent auditors' suggested changes or improvements in the Company's accounting practices, internal controls, or other policies and procedures.

3. Accounting Principles and Disclosure. Review sufficient developments in accounting rules. The Committee will review with management recommended changes in the Company's methods of accounting and with the independent auditors any significant proposed changes in accounting principles.

4. Internal Accounting Controls. Consult with the independent auditors regarding the adequacy of internal accounting controls, and, where appropriate, out of management's presence.

5. Financial Disclosure Documents. Review with management and the independent auditors the Company's financial disclosure documents including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders. The review will include any matters considered significant by management or the independent auditors.

6. Internal Control System. Review with management and the internal auditors the Company's internal control systems intended to ensure (a) the reliability of financial reporting, (b) the compliance with applicable codes, policies, laws, and regulations, and (c) the preservation of the Company's assets. The review will include any significant matters and regulatory concerns.

7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of policies or codes of conduct to guard against dishonest, unethical, or illegal activities.

8. Public Responsibility. Consult with management on the establishment and maintenance of means to fulfill the Company's responsibilities as a corporate citizen in the communities in which it does business, including environmental safeguards and other public responsibilities.

9. Oversight of Executive Officers and Directors and Conflicts of Interest. The Committee will review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors. The Committee also will review significant questionable payments, if any.

10. Adequacy of Personnel. Review periodically the adequacy of the Company's personnel resources in the accounting and financial functions.

11. Risk Management. Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Committee will also evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12. Tax Policies. Review periodically the Company's tax policies and any significant pending audits or assessments.

13. Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Company's offering securities.

14. Financial Condition. Review periodically the Company's financial condition and financing plans, including capital spending requests, proposed significant borrowings, sources and uses of cash, and potential acquisitions and divestitures.

15. Financial Policies. Review and recommend to the Board for adoption key financial policies such as capitalization, dividend, foreign exchange, and investment of funds.

The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements.

                           COMPOSITION & INDEPENDENCE

The Committee will consist only of independent directors and not less than three in number, all of whom will be appointed by the Board of Directors. No member of the Committee shall be employed or otherwise affiliated with the Company's independent auditors.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, the Committee member will be responsible for alerting the Committee Chair, and in the case where the Committee Chair faces a potential or actual conflict of interest, the Committee Chair, or the Chairman of the Board of Directors, concurs that a potential or actual conflict or interest exists, and the Committee would not have three member as a result, an independent substitute director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved. In any event, the member having the conflict will recuse himself or herself with regard to the matter.

                               QUORUM AND MEETINGS

A quorum of the Committee will consist of a majority of the appointed members of the Committee. The Committee will meet on a regular basis and its meetings will be scheduled at the discretion of the chairman. The Committee, upon notice to the Chief Financial Officer, may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                     REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide the background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes available to the full Board for its review.

The Committee will review the annual proxy statement description of the Committee's composition, its audit responsibilities, and how those responsibilities have been discharged.

                                 OTHER AUTHORITY

The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it keeps the Board and the Chief Executive Officer (unless there is a potential conflict) advised as to the nature and extent of these conferences, investigations and requests for advice.

                                     [Front]

                           EDISON CONTROL CORPORATION
               2001 ANNUAL MEETING OF SHAREHOLDERS - MAY 31, 2001
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Jay R. Hanamann and Alan J. Kastelic, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Edison Control Corporation held of record by the undersigned on April 13, 2001 at the 2001 Annual Meeting of Shareholders to be held on May 31, 2001 and adjournment thereof.

1. Election of Directors        [ ] FOR all nominees listed below         [ ]  WITHHOLD authority to vote
                                   (except as marked to the contrary)          for all nominees listed below

William B. Finneran, Robert L. Cooney, John J. Delucca, Norman Eig, Alan J. Kastelic, Mary E. McCormack and William C. Scott

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

-----------------------------------------------------------------------------------------------------------------------------

2. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

                                            (Continued on reverse side)

                                                       [Back]
                                           (Continued from reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the specified director nominees and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Company's 2001 Annual Meeting of Shareholders, the Company's Annual Report on Form 10-K and the
Company's 2000 Annual Report.

                                            Dated:_______________________________________, 2001

                                            Signed:___________________________________________
                                            -------------------------------------------------

                                                                 Signature(s) of  Shareholder(s)

                                            PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When
                                            shares are owned jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY USING THE ENCLOSED
ENVELOPE.